Exhibit 99.1
n e w s r e l e a s e

Executive Offices	For Further Information Contact:
2200 E. Golf Road
Des Plaines, IL 60016
Richard W. Gochnauer
President and Chief Executive Officer
or
Kathleen S. Dvorak
Sr. Vice President and Chief Financial Officer
United Stationers Inc.
(847) 699-5000

FOR IMMEDIATE RELEASE

UNITED STATIONERS INC. REPORTS FIRST QUARTER 2006 RESULTS
AND SIGNS DEFINITIVE SALE AGREEMENT FOR ITS CANADIAN DIVISION

DES PLAINES, Ill., May 4, 2006 — United Stationers Inc. (NASDAQ:USTR) today reported first quarter 2006 net sales of $1.1 billion, up 12.6% from $1.0 billion in the same period last year. Diluted earnings per share in accordance with GAAP were $0.56 for the three months ended March 31, 2006, compared with $0.80 in the prior-year quarter. Excluding charges related to the company’s Canadian Division and the software write-off (discussed below), diluted earnings per share for the first quarter of 2006 were $0.78.

On March 31, 2006, the company made the following two decisions:  not to proceed with the upgrade of its internal financial and order management software, and to sell its Canadian Division. As a result, the company recorded a pre-tax charge of $6.7 million, or $0.13 per diluted share, to write off capitalized software development costs and a pre-tax loss on discontinued operations of $4.5 million or $0.09 per diluted share. These 2006 charges negatively impacted results by $0.22 per diluted share.

 “While we faced many challenges during the quarter, we are pleased with our progress in many key areas of our business,” said Richard W. Gochnauer, president and chief executive officer. “In addition to making difficult decisions concerning Canada and the software write-off, we completed the systems integration of Sweet Paper, expanded our private brand offering and continued to build-out our national distribution capability for foodservice consumables. These actions should position us to achieve our long-term goals.”

First Quarter Results — Continuing Operations

Sales for the first quarter of 2006 rose $129 million, or 12.6%, versus the same quarter last year. Sales grew in all product categories, with continued strong performance in janitorial and sanitation supplies. In addition, cut-sheet paper and technology products were strong contributors to the growth in the quarter. The acquisition of Sweet Paper on May 31, 2005, accounted for approximately half of the total sales growth.

Gross margin dollars were $175.3 million, an increase of $18.8 million, compared with $156.5 million in last year’s first quarter.  Gross margin as a percentage of sales for the first quarter of 2006 was flat with the prior-year quarter at 15.3%. In the second quarter of 2005, the company refined its method of estimating interim-period supplier allowances. As a result, supplier allowances were lower in the first quarter of 2006 when compared with the same quarter last year. In addition, a change in the company’s product content syndication program will alter the company’s timing on recognizing related revenues and costs, and will result in a significant one-time positive impact on earnings during 2006. During the first quarter of 2006, gross margin was favorably affected by an incremental $2.8 million related to the change in product content syndication. The company expects that the one-time impact of this change will increase significantly during the upcoming quarters of this year.

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United Stationers Inc. Reports First Quarter 2006 Results
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Operating expenses for the first quarter of 2006 were $137.3 million, or 12.0% of sales, compared with $109.1 million, or 10.7% of sales, in the same period last year. The 2006 figure included incremental expenses related to Sweet Paper. Excluding the software write-off, operating expenses were $130.6 million, or 11.4% of sales. In addition, the company recorded stock option expense of $2.1 million, costs of $2.0 million related to closing its Pennsauken, New Jersey distribution center, and a $3.5 million reversal of a restructuring accrual. During the first quarter of 2005, the company recorded a $3.7 million reversal of a reserve related to retirement benefits for certain former officers.

Income from continuing operations for the first quarter of 2006 was $20.9 million, compared with $28.3 million in the first quarter of 2005. Diluted earnings per share from continuing operations for the first quarter of 2006 were $0.65, compared with $0.84 in the prior-year quarter.

Cash Flow and Debt Reduction

Net cash provided by operating activities totaled $36.6 million for the first quarter of 2006, versus $7.6 million in the first quarter of 2005. Adjusting to exclude the effects of receivables sold under the company’s securitization program, net cash provided by operating activities for the most recent quarter totaled $46.6 million, compared with $56.6 million in the first quarter of 2005. Net capital expenditures in the first quarter of 2006 were $7.4 million, which compares with $7.3 million in the year-ago quarter. The company expects net capital expenditures, after the impact of capital asset sale proceeds, to be in the range of $35 million to $40 million for 2006.

Outstanding debt plus securitization financing totaled $222.3 million at the quarter’s end, up approximately $134 million during the past 12 months. Major items increasing debt levels include the acquisition of Sweet Paper, share repurchases, net capital expenditures and working capital for growth, including the company’s expansion of its foodservice consumables distribution network. These effects were partially offset by earnings and proceeds from the exercise of employee stock options. A reconciliation of these items to the most comparable GAAP measures is presented at the end of this release.

During the quarter, the company repurchased approximately a half million shares of its common stock for $24.6 million. Approximately $52 million remains under the authorization for its share repurchase program.

Canadian Division — Discontinued Operations

In accordance with GAAP, the company’s financial statements reflect the reclassification of the Canadian Division’s results into discontinued operations. The $4.5 million pre-tax loss on discontinued operations includes a $0.9 million operating loss for the first quarter.

On May 4, 2006, a definitive agreement was executed with Synnex Canada Limited for the sale of certain assets of the company’s Canadian Division. Terms of the agreement provide for the buyer to assume certain of the division’s liabilities and to offer employment to some of the division’s employees. The transaction is anticipated to close during the second quarter of 2006. As a result, a charge in the range of $5 million to $6 million is expected to be recorded in the second or third quarter for the costs of exiting this business.

Outlook

 “This year we have taken several steps to improve our sales and earnings performance in the near- and long-term. First, we expect to complete the sale of the Canadian business during the second quarter. Second, we are focusing on our Reseller Technology Solution (RTS) which helps increase the competitiveness of the independent dealer channel. As a result, we have an aggressive implementation schedule for RTS. These actions, combined with our ongoing War on Waste initiatives, should help us achieve our long-term financial goals which include revenue increases of 6% to 9%, and annual EPS growth of 12% to 15%. Sales to-date for the second quarter adjusted for the timing of ‘Good Friday’ are up approximately 9%, including the incremental impact of Sweet Paper,” Gochnauer concluded.

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Conference Call

United Stationers will hold a conference call followed by a question and answer session on Friday, May 5, at 10:00 a.m. CT, to discuss first quarter results. To participate, callers within the U.S. and Canada should dial (866) 356-4281 and international callers should dial (617) 597-5395 approximately 10 minutes before the presentation. The passcode is “32422892.”  To listen to the Webcast via the Internet, participants should visit the Investor Information section of the company’s Web site at www.unitedstationers.com several minutes before the event is broadcast and follow the instructions provided to ensure that the necessary audio application is downloaded and installed. This program is provided at no charge to the user. In addition, interested parties can access an archived version of the call, also located on the Investor Information section of United Stationers’ Web site, about two hours after the call ends and for at least the following two weeks. This news release, along with other information relating to the call, will be available on the Investor Information section of the Web site.

Forward-Looking Statements

This news release contains forward-looking statements, including references to goals, plans, strategies, objectives, projected costs or savings, anticipated future performance, results or events and other statements that are not strictly historical in nature. These statements are based on management’s current expectations, forecasts and assumptions. This means they involve a number of risks and uncertainties that could cause actual results to differ materially from those expressed or implied here. These risks and uncertainties include, but are not limited to the following: United’s ability to effectively manage its operations and to implement general cost-reduction and margin-enhancement initiatives; United’s reliance on key customers, and the business, credit and other risks inherent in continuing or increased customer concentration; United’s reliance on independent dealers for a significant percentage of its net sales and therefore the importance of the continued independence, viability and success of these dealers; continuing or increasing competitive activity and pricing pressures within existing or expanded product categories, including competition from product manufacturers who sell directly to United’s customers; prevailing economic conditions and changes affecting the business products industry and the general economy; United’s reliance on key suppliers; the impact of variability in supplier pricing, allowance programs, promotional incentives and other terms, conditions and policies; the impact of variability in customer and end-user demand on United’s product offerings and sales mix and, in turn, on customer rebates payable and supplier allowances earned by United;  United’s ability to maintain its existing information technology systems and to successfully procure and implement new systems without business disruption or other unanticipated difficulties or costs; United’s ability to effectively identify, consummate and integrate acquisitions; United’s reliance on key management personnel, both in day-to-day operations and in execution of new business initiatives; the effects of hurricanes, acts of terrorism and other natural or man-made disruptions; and the conduct and scope of the SEC’s informal inquiry relating to United’s Canadian Division or any formal investigation that may arise from it, and the ultimate resolution of any inquiry or investigation.

Shareholders, potential investors and other readers are urged to consider these risks and uncertainties in evaluating forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. For additional information about risks and uncertainties that could materially affect United’s results, please see the company’s Securities and Exchange Commission filings. We do not undertake to update any forward-looking statement, and investors are advised to consult any further disclosure by us on this matter in our filings with the Securities and Exchange Commission and in other written statements we make from time to time. It is not possible to anticipate or foresee all risks and uncertainties, and investors should not consider any list of risks and uncertainties to be an exhaustive or complete list.

Company Overview

United Stationers Inc. is North America’s largest broad line wholesale distributor of business products, with annual sales of $4.3 billion. The company’s network of 66 distribution centers allows it to offer nearly 50,000 items to its approximately 20,000 reseller customers. This network, combined with United’s depth and breadth of inventory in technology products, traditional business products, office furniture, janitorial and sanitation products, and foodservice consumables, enables the company to ship products on an overnight basis to more than 90% of the U.S. and major cities in Canada and Mexico. United’s focus on fulfillment excellence has given it an average line fill rate of better than 97%, a 99.5% order accuracy rate, and a 99% on-time delivery rate. For more information, visit www.unitedstationers.com.

The company’s common stock trades on The NASDAQ Stock Market® under the symbol USTR.

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United Stationers Inc. and Subsidiaries

Condensed Consolidated Statements of Income

(in thousands, except per share data)

	For the Three Months Ended
	March 31,
	2006	2005

Net sales	$1,148,230	$1,019,457
Cost of goods sold	972,953	862,975
Gross profit	175,277	156,482

Operating expenses:
Warehousing, marketing and administrative expenses	140,870	109,124
Restructuring charge reversal	(3,522)

Total operating expenses	137,348	109,124

Operating income	37,929	47,358

Interest expense, net	1,403	708

Other expense, net	2,840	1,087

Income from continuing operations before income taxes	33,686	45,563

Income tax expense	12,820	17,252

Income from continuing operations	20,866	28,311

Loss from discontinued operations, net of tax	(2,826)	(1,319)

Net income	$18,040	$26,992

Net income per common share — diluted:
Net income per share — continuing operations	$0.65	$0.84
Loss per common share — discontinued operations	(0.09)	(0.04)
Net income per share	$0.56	$0.80
Weighted average number of common shares outstanding — diluted	32,316	33,807

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United Stationers Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(dollars in thousands, except share data)

	As of March 31,		As of
	2006	2005	Dec. 31, 2005

ASSETS
Current assets:
Cash and cash equivalents	$14,058	$17,947	$17,415
Accounts receivable, net	189,279	112,353	224,552
Retained interest in receivables sold, net*	162,828	308,585	116,538
Inventories	623,473	563,657	657,034
Other current assets	22,220	20,366	28,791
Current assets of discontinued operations	34,467	53,994	41,537
Total current assets	1,046,325	1,076,902	1,085,867

Property, plant and equipment, net	178,707	165,532	183,618
Intangible assets, net	29,267	1,901	29,879
Goodwill, net	226,029	170,193	227,638
Other	22,445	6,410	15,199
Total assets	$1,502,773	$1,420,938	$1,542,201

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$441,634	$389,029	$441,390
Accrued liabilities	158,556	143,985	163,314
Deferred credits	32,162	29,699	51,738
Current liabilities of discontinued operations	8,661	10,251	8,420
Total current liabilities	641,013	572,964	664,862

Deferred income taxes	27,882	20,963	29,609
Long-term debt	7,300	18,600	21,000
Other long-term liabilities	55,495	42,949	58,218
Total liabilities	731,690	655,476	773,689

Stockholders’ equity:
Common stock, $0.10 par value; authorized - 100,000,000 shares,issued — 37,217,814 shares in 2006 and 2005	3,722	3,722	3,722
Additional paid-in capital	347,850	337,537	344,628
Treasury stock, at cost — 5,658,293 shares and 4,030,113 shares at March 31, 2006 and 2005, respectively and 5,340,443 shares at December 31, 2005	(212,914)	(118,595)	(194,334)
Retained earnings	636,149	547,600	618,109
Accumulated other comprehensive loss	(3,724)	(4,802)	(3,613)
Total stockholders’ equity	771,083	765,462	768,512
Total liabilities and stockholders’ equity	$1,502,773	$1,420,938	$1,542,201

*The March 31, 2006 and 2005 and December 31, 2005 accounts receivable balances do not include $215.0 million, $69.5 million and $225.0 million, respectively, of accounts receivable sold through a securitization program.

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United Stationers Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(in thousands)

	For the Three Months Ended
	March 31,
	2006	2005
Cash Flows From Operating Activities:
Net income	$18,040	$26,992
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	8,711	7,059
Share-based compensation	2,096	—
Write-off of capitalized software development costs	6,501	—
Impairment charge associated with discontinued operations	3,601	—
Gain on the disposition of plant, property and equipment	(152)	(2)
Amortization of capitalized financing costs	196	159
Excess tax benefits related to share-based compensation	(1,048)	—
Changes in operating assets and liabilities, excluding the effects of acquisitions:
Decrease in accounts receivable, net	34,499	49,328
Increase in retained interest in receivables sold, net	(46,290)	(80,778)
Decrease in inventory	37,434	29,740
Decrease (increase) in other assets	4,712	(2,468)
Increase (decrease) in accounts payable	2,381	(5,525)
(Decrease) increase in accrued liabilities	(10,013)	4,167
Decrease in deferred credits	(19,575)	(17,819)
(Decrease) increase in deferred taxes	(1,727)	652
Decrease in other liabilities	(2,725)	(3,906)
Net cash provided by operating activities	36,641	7,599

Cash Flows From Investing Activities:
Capital expenditures	(7,669)	(7,266)
Proceeds from the disposition of property, plant and equipment	296	—
Net cash used in provided by investing activities	(7,373)	(7,266)

Cash Flows From Financing Activities:
Net borrowings under revolver	(13,700)	600
Issuance of treasury stock	5,481	1,531
Acquisition of treasury stock, at cost	(24,554)	—
Excess tax benefits related to stock options	1,048	—
Payment of employee withholding tax related to stock option exercises	(896)	(266)
Net cash (used in) provided by financing activities	(32,621)	1,865

Effect of exchange rate changes on cash and cash equivalents	(4)	30
Net change in cash and cash equivalents	(3,357)	2,228
Cash and cash equivalents, beginning of period	17,415	15,719
Cash and cash equivalents, end of period	$14,058	$17,947

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United Stationers Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Measures

Debt to Total Capitalization

(dollars in thousands)

	March 31,
	2006	2005	Change
Long-term debt	$7,300	$18,600	$(11,300)
Accounts receivable sold	215,000	69,500	145,500
Total debt and securitization (adjusted debt)	222,300	88,100	134,200
Stockholders’ equity	771,083	765,462	5,621
Total capitalization	$993,383	$853,562	$139,821
Adjusted debt to total capitalization	22.4%	10.3%	12.1%

Note: Adjusted debt to total capitalization is provided as an additional liquidity measure. Generally Accepted Accounting Principles (GAAP) require that accounts receivable sold under the company’s receivables securitization program be reflected as a reduction in accounts receivable and not reported as debt. Internally, the company considers accounts receivables sold to be a financing mechanism. The company believes it is helpful to provide readers of its financial statements with a measure that adds accounts receivable sold to debt, and calculates debt to total capitalization on that basis.

Adjusted Cash Flow

(in thousands)

	For the Three Months Ended
	March 31,
	2006	2005
Cash Flows From Operating Activities:
Net cash provided by operating activities	$36,641	$7,599
Excluding the change in accounts receivable sold	10,000	49,000
Net cash provided by operating activities excluding the effects of receivables sold	$46,641	$56,599

Cash Flows From Financing Activities:
Net cash (used in) provided by financing activities	$(32,621)	$1,865
Including the change in accounts receivable sold	(10,000)	(49,000)
Net cash used in financing activities including the effects of receivables sold	$(42,621)	$(47,135)

Note: Adjusted cash provided by operating activities is presented as an additional liquidity measure. GAAP requires that the cash flow effects of changes in the amount of accounts receivable sold under the company’s receivables securitization program be reflected within operating cash flows. Internally, the company considers accounts receivable sold to be a financing mechanism and not a source of cash flow related to operations. The company believes it is helpful to provide readers of its financial statements with operating cash flows adjusted for the effects of changes in accounts receivable sold.

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